UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2011

PSB Holdings, Inc.
(Exact name of registrant as specified in its charter)

Federal	0-50970	42-1597948
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut	06260
(Address of principal executive offices)	(Zip Code)

(860) 928-6501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 4.01                      Change in Registrant’s Certifying Accountant

As previously disclosed, on June 22, 2011, the Audit Committee of PSB Holdings, Inc. (the “Registrant”) dismissed Shatswell, MacLeod & Company, P.C. as the Registrant’s principal accountants for the 2012 fiscal year.  On September 20, 2011, Shatswell, MacLeod & Company, P.C. completed its audit of the Registrant’s consolidated financial statements as of and for the year ended June 30, 2011.  Accordingly, the dismissal is effective September 20, 2011.

The audit reports of Shatswell, MacLeod & Company, P.C. on the consolidated financial statements of the Registrant as of and for the years ended June 30, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2011 and 2010 and the subsequent interim period through September 20, 2011, there were no: (1) disagreements with Shatswell, MacLeod & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Shatswell, MacLeod & Company, P.C.’s satisfaction, would have caused Shatswell, MacLeod & Company, P.C. to make reference in connection with its opinion to the subject matter, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The Registrant requested that Shatswell, MacLeod & Company, P.C. furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not Shatswell, MacLeod & Company, P.C. agreed with the above statements.  A copy of Shatswell, MacLeod & Company, P.C.’s letter to the SEC dated September 21, 2011 is filed as an Exhibit to this Current Report on Form 8-K.

Item 9.01.         Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

16	Letter regarding change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PSB HOLDINGS, INC.

Dated: September 21, 2011	By:	/s/ Thomas A. Borner
Thomas A. Borner
Chairman and Chief Executive Officer